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                                                                    EXHIBIT 10.7

    Consent and Waiver to Second Amended and Restated Stockholders Agreement


         Consent and Waiver (this "Consent"), dated as of March 11, 2003, in connection with the Second Amended and Restated Stockholders Agreement, dated as of August 30, 2001 (the "Stockholders Agreement"), by and among Hallmark Entertainment Holdings, Inc. ("HEH") (as transferee of the shares of Class A Stock and Class B Stock previously held by Hallmark Entertainment, Inc.), Liberty Media Corporation, Liberty Crown, Inc. (as transferee of the shares of Class A Stock previously held by Liberty Media Corporation), VISN Management Corp., JP Morgan Partners (BHCA), L.P., DIRECTV Enterprises, Inc. (collectively, the "Stockholders") and Crown Media Holdings, Inc. (the "Company"). (Capitalized terms used but not defined herein having the meanings assigned to them in the Stockholders Agreement.)

         WHEREAS, certain Stockholders desire to contribute to Hallmark Entertainment Investments Co. ("HEIC") (the "Contribution") shares of Class A Stock or shares of Class B Stock, in exchange for shares of Class A common stock of HEIC, par value $.01 per share ("HEIC Class A Stock") and shares of Class B common stock of HEIC, par value $.01 per share ("HEIC Class B Stock") respectively, pursuant to a Contribution Agreement by and among HEIC and such Stockholders (the "Contribution Agreement");

         WHEREAS, in connection with the Contribution, pursuant to an Acknowledgement and Agreement ("Acknowledgement and Agreement"), HEIC will become a signatory to the Stockholders Agreement as transferee of HEH and shall receive the same rights set forth therein and be bound by the same obligations set forth therein as HEH;

         WHEREAS, Hallmark Cards, Incorporated and the Company desire to enter into a Tax Sharing Agreement, a copy of which has been provided to the Stockholders (the "Tax Sharing Agreement");

         WHEREAS, pursuant to Section 6.2 of the Stockholders Agreement, the Stockholders Agreement may be amended, and waivers or consents to departures from the provisions of the Stockholders Agreement may be given, only by a written instrument duly executed by the Company and each Stockholder, or, in the case of a waiver or consent, by each party against whom the waiver or consent, as the case may be, is to be effective; and

         WHEREAS, in connection with the Contribution, pursuant to, and in accordance with Section 6.2 of the Stockholders Agreement, the Stockholders desire to amend the Stockholders Agreement and to waive any conditions, remedies and rights, if any, under the Stockholders Agreement that would arise or that are exercisable pursuant to the entry into (i) the Tax Sharing Agreement or (ii) the Contribution, and any transactions in connection therewith.

         NOW, THEREFORE, the undersigned agrees as follows:

              Consent. The undersigned hereby consents to the amendment of the Stockholders Agreement as follows:

              Substitution of HEIC. All references to Hallmark Entertainment, Inc. (subsequently succeeded by HEH) shall be changed to HEIC (as successor in interest to HEH) at such time as HEIC executes the Acknowledgement and Agreement.

         (b) Composition of the Board of Directors of the Company. Section 2.1 of the Stockholders Agreement is deleted in its entirety and replaced with the following:

         Section 2.1. Composition of the Board of Directors of the Company. Subject to Section 2.5, each of the Stockholders hereby agrees to take, at any time and from time to time, all action necessary such that the Board of Directors of the Company (the "Board") shall consist of not less than fifteen directors, who shall be nominated as follows: (a) VISN shall have the right to nominate one member of the Board; (b) at least two members of the Board shall be

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Independent Directors nominated by the Board; and (c) HEIC shall have the right to nominate all other members of the Board; provided that one such nominee shall be the Chief Executive Officer of the Company. Each Stockholder entitled to vote for the election of directors to the Board shall vote its shares of Company Voting Stock or execute written consents, as the case may be, and shall take all other action necessary in order to elect the nominees and to ensure compliance with this Section 2.1. The Company shall take such action as may be required under applicable law to and shall otherwise use reasonable efforts to cause the composition of the Board to be as set forth in this Section 2.1.

                  (c) Limitation on Transaction with Affiliates. In the last paragraph of Section 2.6 of the Stockholders Agreement, the "and" between "DIRECTV;" and "(viii)" shall be deleted and the phrase "and, in each case, any amendments or modifications thereto." of such last paragraph shall be deleted and replaced with the following:

         ; (ix) the transactions pursuant to the Contribution Agreement and (x) the transactions pursuant to the Tax Sharing Agreement and, in each case of clauses (i) through (ix), any amendments or modifications thereto.

              Waiver. The undersigned hereby waives all conditions, remedies and rights, if any, under the Stockholders Agreement that would arise or that are exercisable pursuant to the entry into the Tax Sharing Agreement or the Contribution Agreement, and any transactions in connection therewith, including
Section 2.6 and Article III.

              Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any provisions relating to conflicts of laws.

              Headings. The headings in this Consent are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              IN WITNESS WHEREOF, the undersigned has duly executed this Consent, or caused this Consent to be duly executed, as of the date first above written.

                                   VISN MANAGEMENT CORP.


                                   By:  /s/ Wilford V. Bane, Jr. /s/
                                       -----------------------------
                                   Name:  Wilford V. Bane, Jr
                                   Title:  Chairman, VMC


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